                                 EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of this 8th day of January, 1998 by and between DOOR HOLDINGS, INC., a Delaware corporation (the "Buyer"), and CLIFF DARBY, an employee of the Buyer (the "Employee").


                                      RECITALS:

          WHEREAS, as of the date hereof, Buyer is purchasing, pursuant to a Stock Purchase Agreement among, Buyer, R.G. Darby Company, Inc., an Alabama corporation ("Darby"), Total Trim, Inc., an Alabama corporation and R.G. Darby, dated December 12, 1997, all the outstanding capital stock of Darby (the "Stock");

          WHEREAS, Darby is in the business of prehanging interior and exterior door units primarily for multi-family housing communities and distributing ancillary products for the building materials industry such as locks, windows, mirrors, wire shelving, bathroom accessories and other complementary specialty items (the "Business");

          WHEREAS, Employee is a stockholder and employee of Darby;

          WHEREAS, Buyer desires to retain Employee to render services to Buyer following its purchase of the Stock and the Employee desires to render such services;

          WHEREAS, in order to fully protect the Buyer's confidential information and the goodwill of the Business which the Buyer has acquired by virtue of the stock purchase described above and to ensure that the Buyer enjoys the benefits of such goodwill and Business, the Buyer and the Employee desire to provide for Employee's agreement not to compete with the Buyer for a period of five (5) years from the date hereof as specified herein;

          WHEREAS, the execution of this Agreement is a condition to, and a material inducement of, the Buyer's consummation of the stock purchase as set forth in the Stock Purchase Agreement; and

          WHEREAS, the Buyer and the Employee desire to set forth herein the terms and conditions on which the Buyer will employ the Employee, and the Employee will accept employment with the Buyer, including the terms of Employee's agreement not to compete.

          NOW, THEREFORE, in consideration of the mutual promises, agreements and mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

          1. EMPLOYMENT. The Buyer hereby employs the Employee, and the Employee hereby accepts employment with the Buyer, upon the terms and subject to the conditions set forth in this Agreement.

          2. POSITION AND DUTIES. The Employee shall be employed as the President and Chief Executive Officer of the Buyer. The Employee shall also serve in such additional capacities as may be assigned to him from time to time by the Board of Directors of the Buyer (the "Board"). The Employee shall devote substantially all of his business time, attention, skill and best efforts to the diligent performance of his duties hereunder. Subject to the authority of the Board, the Employee shall be responsible for the day to day general management, administration and operation of all present and future business of the Buyer and its subsidiaries, if any, including, without limitation, as set forth in the By-laws of the Buyer. Employee acknowledges that the performance of his job duties will involve him in managing all aspects of the Buyer's operational efforts. On all matters not delegated to the Employee, the Employee shall report to the Board.

          3. TERM. The term of employment hereunder shall commence as of the date hereof (the "Commencement Date") and shall continue through and including December 31, 2001 (the "Initial Term") unless earlier terminated in accordance with the provisions hereof. This Agreement shall be renewable for successive one (1) year terms following the Initial Term, unless either party provides notice of intent not to renew to the other party at least thirty (30) days prior to the end of the then existing term. Notwithstanding the above, the covenants set forth in Section 6 hereof shall survive for a period of five (5) years from the date hereof notwithstanding any termination of employment hereunder including any termination pursuant to this Section 3 upon the expiration of the Initial Term or any renewal term.

          4. COMPENSATION. As compensation for all services rendered by the Employee under this Agreement, the Buyer shall pay the Employee compensation as follows:

                (a) ANNUAL COMPENSATION. For all services rendered by the Employee during his employment under this Agreement, beginning on the Commencement Date, the Buyer shall pay the Employee an annual salary in an amount not less than $150,000, payable in substantially equal [monthly] installments on the first day of each month. The Employee's annual salary shall be subject to annual review on or before February 1 of each year by the Board for possible merit increases, in the Board's sole discretion. Any merit increases would be effective February 1st of each year.

                (b) BENEFITS. Except as set forth on SCHEDULE A attached hereto, the Employee shall be entitled to participate in those perquisites and benefits generally available to senior level employees of the Buyer in accordance with the Buyer's regular policies. In addition, the Employee shall be entitled to those rights and benefits described in SCHEDULE A attached hereto, which is hereby incorporated herein and made a part of this Agreement.

                (c) TAXES AND WITHHOLDINGS. All taxes and governmentally required withholdings shall be deducted from any amount paid by the Buyer to the Employee hereunder in conformity with applicable laws.

                (d) STOCK OPTIONS. The Employee shall also be eligible to receive grants of options to purchase shares of common stock of the Buyer in accordance with the Option Plan attached hereto.

          5. CONFIDENTIALITY. The Employee acknowledges and agrees that the Trade Secrets (as defined below) and the Confidential Information (as defined below) of the Buyer and its parent and subsidiaries and all physical embodiments thereof (collectively referred to as the "Proprietary Information") are valuable, special and unique assets of the Business and have been developed by Darby and will continue to be developed by Buyer following its purchase of the Business at considerable time and expense. Employee further acknowledges that access to such Proprietary Information is essential to performance of Employee's duties and responsibilities under this Agreement. Therefore, in order to obtain access to such Proprietary Information, Employee agrees that except with respect to those duties assigned to him by the Buyer, Employee shall hold in strictest confidence all Proprietary Information and will not reproduce, use, distribute, disclose, publish or otherwise disseminate any Proprietary Information, in whole or in part, and will take no action causing, or fail to take any action necessary to prevent causing, any Proprietary Information to lose its character as Proprietary Information, nor wilfully make use of such information for Employee's own purposes or for the benefits of any person, firm, corporation, association or other entity (except the Buyer) under any circumstances, except that Employee may disclose such Proprietary Information pursuant to a court order, subpoena or other legal process, provided that, at least ten (10) days in advance of any legal disclosure, the Employee shall furnish the Buyer with a copy of the judicial or administrative order requiring that such information be disclosed together with a written description of the information to be disclosed (which description shall be in sufficient detail to allow the Buyer and its affiliates to determine the nature and scope of the information proposed to be disclosed), and the Employee covenants and agrees to cooperate with the Buyer and its affiliates to deliver the minimum amount of information necessary to comply with such order.

          For purposes of this Agreement, the term "Trade Secrets" means information, including but not limited to, any technical or nontechnical data, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan, list of actual or potential customers or suppliers, or other information similar to any of the foregoing, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can derive economic value from its disclosure or use. For purposes of this Agreement, the term "Trade Secrets" does not include information that Employee can show by competent proof (i) was known to Employee and reduced to writing prior to disclosure by the Buyer or by Darby (but only if Employee promptly notifies the Buyer of Employee's prior knowledge); (ii) was generally known to the public at the time the Buyer or Darby disclosed the information to Employee; (iii) became generally known to the public after disclosure to the Employee through no act or omission of Employee; or (iv) was disclosed to Employee by a third party having a bona fide right both to possess the information and to disclose the information to Employee.

          The term "Confidential Information" means any data or information of the Buyer, other than Trade Secrets, regarding the Business or Buyer's policies and operations which is valuable to the Buyer and not generally known to competitors of the Buyer. For purposes of this Agreement, the term "Confidential Information" does not include information that Employee can show by competent proof (i) was known to Employee and reduced to writing prior to disclosure by the Buyer or Darby (but only if Employee promptly notifies the Buyer of Employee's prior knowledge); (ii) was generally known to the public at the time Buyer or Darby disclosed the information to Employee; (iii) became generally known to the public after disclosure to the Employee through no act or omission of Employee; or (iv) was disclosed to Employee by a third party having a bona fide right both to possess the information and to disclose the information to Employee.

          The provisions of this Section 5 will apply to Trade Secrets for so long as such information remains a Trade Secret and to Confidential Information during Employee's employment with the Buyer and for a period of three (3) years following any termination of Employee's employment with the Buyer for whatever reason.

          6.    COVENANT NOT TO COMPETE.

                (a) AGREEMENT NOT TO COMPETE. In order to fully protect the Buyer's Confidential Information and the goodwill of the Business purchased by Buyer on the date hereof, and to ensure that Buyer enjoys the benefits of that Business, for a period of five (5) years following the date of this Agreement (the "Non-competition Period"), whether or not Employee's employment by the Buyer terminates prior to the expiration of such five (5) year period (provided that this covenant shall apply for one year following termination without cause pursuant to Section 10 hereof regardless of the date of termination), Employee shall not, except as authorized in writing by Buyer, directly or indirectly, be employed by, render services to, assist, participate in the affairs of, invest in, or otherwise be connected with, any person or enterprise which person or enterprise is engaged in, or is planning to engage in, and shall not personally engage in, any business that is in any respect competitive with the Business, with respect to any products or services of the Business, within the continental United States; provided that Employee may hold investments representing a less than 5% interest in any publicly held entity competing with Buyer. In furtherance of such covenant not to compete, Employee hereby acknowledges that Darby currently does business, and following the stock purchase described herein, the Buyer shall continue to do business throughout the United States and that in his capacity as President of Darby and as President and Chief Executive Officer of the Buyer his responsibilities have involved and will continue to involve the conduct of business throughout the United States.

                (b) NON-SOLICITATION. The Employee agrees that for a period of five (5) years following the date of this Agreement he will not, and will not assist any of his affiliates to, directly or indirectly, recruit or otherwise solicit or induce any present or future employee, customer, subscriber or supplier of Buyer or any of its subsidiaries to terminate its employment or arrangement with Buyer or any of its subsidiaries, otherwise change its relationship with the Buyer or any of its subsidiaries, or establish any relationship with the Employee or any of his affiliates for any business purpose deemed materially competitive with the Business.

                (c) REMEDIES. The parties recognize, acknowledge and agree that (i) any breach or threatened breach of the provisions of this Section 6 shall cause irreparable harm and injury to Buyer and that money damages alone will not provide an adequate remedy for such breach or threatened breach, (ii) the duration, scope and geographical application of this Section 6 are fair and reasonable under the circumstances of the Business, and are reasonably required to protect the legitimate business interests of Buyer and the goodwill of the Business purchased by Buyer, (iii) the restrictions contained in this Section 6 will not prevent the Employee from earning or seeking a livelihood, and (iv) the restrictions contained in this Section 6 shall apply in all areas where such application is permitted by law. Accordingly, the Employee agrees that Buyer shall be entitled to have the provisions of this Section 6 specifically enforced by any court having jurisdiction, and that such a court may issue a temporary restraining order, preliminary injunction or other appropriate equitable relief, without having to prove the inadequacy of available remedies at law, having to post any bond or any other undertaking. In addition, Buyer shall be entitled to avail itself of all such other actions and remedies available to it or any of its affiliates under law or in equity and shall be entitled to such damages as it sustains by reason of such breach or threatened breach. It is the express desire and intent of the parties that the provisions of this Section 6 be enforced to the full extent possible.

                (d) SEVERABILITY. In light of the fact that the covenants set forth in Section 6 are reasonably required to protect the legitimate interests of Buyer as a purchaser of the assets of the Business, if any provision of Section 6(a) hereof is held to be unenforceable because of the duration of such provision, the area covered thereby or the scope of the activity restrained, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and/or the scope of the activity to be restrained contained in such provision and, in its reduced form, such provision shall then be enforceable. The parties hereto intend and agree that the covenants contained in Section 6(a) shall be construed as a series of separate covenants, one for each municipality, community or county included within the area designated by
Section 6(a). Except for geographic coverage, the terms and conditions of each such separate covenant shall be deemed identical to the covenant contained in
Section 6(a). Furthermore, if any court shall refuse to enforce any of the separate covenants deemed included in Section 6(a), then such unenforceable covenant shall be deemed eliminated from the provisions hereof to the extent necessary to permit the remaining separate covenants to be enforced in accordance with their terms. The prevailing party in any action arising out of a dispute in respect of any provision of this Section 6 shall be entitled to recover from the non-prevailing party reasonable attorneys' fees and costs and disbursements incurred in connection with the prosecution or defense, as the case may be, of any such action.

          7. RESPONSIBILITIES UPON TERMINATION. Upon the termination of his employment by the Buyer for whatever reason and irrespective of whether or not such termination is voluntary on his part:

                (a) The Employee shall advise the Buyer of the identity of his new employer within ten (10) days after accepting new employment and further agrees to keep the Buyer so advised of any change in employment during the Non-competition Period;

                (b) The Buyer in its sole discretion may notify any new employer of the Employee that he has an obligation not to compete with the Buyer during the Non-competition Period;

                (c) The Employee shall deliver to the Buyer immediately upon termination of his employment all Proprietary Information and all other records, forms, contracts, memoranda, work papers, customer data and any other proprietary documents of the Buyer which have come into his possession by reason of his employment with the Buyer, whether or not containing Trade Secrets or Confidential Information, and any other documents necessary for the consistent operation by the Buyer of its business, irrespective of whether or not any of said documents were prepared for him, and he shall not retain memoranda in respect of or copies of any of said documents; and

                (d) The Employee shall participate in an exit interview with the Buyer.

          8. SEPARATE AGREEMENTS. The covenants of the Employee contained in Sections 5, 6 and 7 of this Agreement shall be construed as separate agreements independent of any other agreement, claim, or cause of action of the Employee against the Buyer, whether predicated on this Agreement or otherwise. The covenants contained in this Agreement are necessary to protect the legitimate business interests of the Buyer.

          9. TERMINATION FOR CAUSE. The Buyer shall have the right at any time to terminate the employment of the Employee for cause by delivering to him a written notice specifying such cause, subject to Employee's right to appear before the Board of Directors, with appropriate counsel, to discuss such notice prior to the effective date of such termination. If the Buyer exercises such right, the Buyer's obligation under this Agreement to make any further payments to the Employee shall thereupon cease and terminate. This Section 9 of this Agreement in no way limits the Buyer's right to terminate Employee's employment without cause pursuant to Section 10 of this Agreement. As used herein, the term "cause" shall include:

                (a) misappropriating any funds or any material property of the Buyer;

                (b) obtaining or attempting to obtain any material personal profit from any transaction, other than as contemplated by this Agreement, in which the Employee has an interest which is adverse to the interest of the Buyer unless the Buyer shall first give its written consent to such transaction;

                (c) (i) neglecting or refusing to perform the duties contemplated by this Agreement, (ii) the willful taking of actions which directly impair the Employee's ability to perform his duties contemplated by this Agreement; (iii) breaching any term of this Agreement; or (iv) taking any action detrimental to the Buyer's goodwill or damaging to the Buyer's relationships with its customers, suppliers or employees; provided that such neglect or refusal, action or breach shall have continued for a period of twenty (20) days following written notice thereof;

                (d) being convicted of or pleading guilty or NOLO CONTENDERE to any crime or offense constituting a felony under applicable law or any crime or offense involving fraud or moral turpitude;

                (e) acting or refraining from acting in respect of any of the duties contemplated by this Agreement and the Board determines in good faith that such action or inaction constituted gross negligence or a willful act of malfeasance or misfeasance; or

                (f) any material intentional failure to comply with laws or governmental regulations applicable to Buyer or the conduct of Buyer's business.

          10. TERMINATION WITHOUT CAUSE. The Buyer shall have the right at any time to terminate the employment of the Employee and this Agreement without cause effective upon thirty (30) days prior written notice to the Employee.
Upon termination of this Agreement pursuant to this Section 10, the Employee shall be entitled to receive, in full settlement and discharge of the Buyer's obligation to the Employee, (i) a lump sum amount equal to all compensation accrued and unpaid as of the date of termination; and (ii) in equal semi-monthly installments an amount equal to the compensation to which Employee would have been entitled under Section 4(a) for a period of one (1) year if this Agreement had not been terminated. Upon such termination, the covenant not to compete set forth in Section 6 hereof shall apply to Employee for one year as set forth in
Section 6 above.

          11. TERMINATION UPON DEATH OR DISABILITY. The Buyer may terminate the employment of the Employee and this Agreement effective upon notice to the Employee (or his heirs or legal representatives, as the case may be) if the Employee either dies or is incapacitated or disabled by accident, sickness or otherwise and has been rendered mentally or physically incapable with or without reasonable accommodation of performing the services and duties required to be performed by him under this Agreement for a period of at least ninety (90) consecutive days or one-hundred and twenty (120) days within any twelve (12) month period. Upon termination of this Agreement pursuant to this Section 11, the Employee (or his heirs or legal representatives, as the case may be) shall be entitled to receive, in full settlement and discharge of the Buyer's obligation to the Employee, a lump sum amount equal to all compensation accrued and unpaid as of the date of termination.

          12. TERMINATION BY THE EMPLOYEE. The Employee may terminate this Agreement and his services under this Agreement in his discretion at any time upon sixty (60) days prior written notice to the Buyer. Upon termination of this Agreement pursuant to this Section 12, the Employee shall be entitled to receive, in full settlement and discharge of the Buyer's obligation to the Employee, a lump sum amount equal to all compensation accrued and unpaid as of the date of termination.

          13. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

          14.   MISCELLANEOUS.

                (a) COUNTERPARTS. This Agreement may be executed in several counterparts each of which is an original. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                (b) CONTENTS OF AGREEMENT; PARTIES IN INTEREST, ETC. This Agreement sets forth the entire understanding of the parties. Any previous agreements or understandings between the parties regarding the subject matter hereof are merged into and superseded by this Agreement. All representations, warranties, covenants, terms, conditions and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Buyer and the Employee. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other party hereto.

                (c)    ALABAMA LAW TO GOVERN.  THIS AGREEMENT IS BEING
     DELIVERED AND IS IN INTENDED TO BE PERFORMED IN THE STATE OF ALABAMA AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS THEREOF WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

                (d) SECTION HEADINGS. The section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

                (e) NOTICES. All notices, requests, demands and other communications which are required or permitted hereunder shall be sufficient if given in writing and delivered personally or by registered or certified mail, postage prepaid, by a nationally recognized overnight courier service, or by facsimile transmission (with a copy simultaneously sent by registered or certified mail, postage prepaid), as follows (or to such other address as shall be set forth in a notice given in the same manner):

                              (1)  If to the Buyer, to:

                                   Door Holdings, Inc.
                                   c/o Ardshiel, Inc.
                                   230 Park Avenue - Suite 2527
                                   New York, New York  10169
                                   Facsimile:  (212) 972-1809

                                   Attn:  Daniel T. Morley


                                   Copies to:

                                   Paul Hastings Janofsky & Walker LLP
                                   399 Park Avenue
                                   New York, New York  10022-4697
                                   Facsimile:  (212) 319-4090

                                   Attn:  Joel M. Simon, Esq.

                              (2)  If to the Employee, to:

                                        Cliff Darby

                                        ----------------------
                                        ----------------------

                (f) MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended at any time by the Buyer and the Employee. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall such waiver constitute a continuing waiver.

                (g) THIRD PARTY BENEFICIARIES. Except as otherwise expressly set forth herein, no individual or entity shall be a third-party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

                (h) MEDIATION. The Buyer and the Employee shall mediate any claim or controversy arising out of or relating to this Agreement or any breach thereof if either of them requests mediation and gives written notice to the other (the "Mediation Notice"). Any notice given pursuant to the preceding sentence shall include a brief statement of the claim or controversy. If the Buyer and the Employee do not resolve the claim or controversy within five (5) days after the date of the Mediation Notice, the Buyer and the Employee shall then use reasonable efforts to agree upon an independent mediator. If the Buyer and the Employee do not agree upon an independent mediator within ten (10) days after the date of the Mediation Notice, either party may request that JAMS/Endispute ("JAMS"), or a similar mediation service of a similar national scope if JAMS no longer then exists, appoint an independent mediator. The Buyer and the Employee shall share the costs of mediation equally and shall pay such costs in advance upon the request of the mediator or any party. Within ten (10) days after selection of the mediator, the mediator shall set the mediation. If the Buyer and the Employee do not resolve the dispute within thirty (30) days after the date of the Mediation Notice, the dispute shall be decided by arbitration as set forth in Section 14(i) hereof.

                (i) ARBITRATION. Any claim or controversy arising out of or relating to this Agreement or any breach thereof shall be settled by arbitration if such claim or controversy is not settled pursuant to Section 14(h) hereof. The venue for any such arbitration shall be Atlanta, Georgia, or such other location as the parties may mutually agree. Except as expressly set forth herein, all arbitration proceedings under this
     Section 14(i) shall be undertaken in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") then in force. Only individuals who are (i) lawyers engaged full-time in the practice of law and (ii) on the AAA register of arbitrators shall be selected as an arbitrator. There shall be one arbitrator who shall be chosen in accordance with the rules of the AAA. Within twenty (20) days of the conclusion of the arbitration hearing, the arbitrator shall prepare written findings of fact and conclusions of law. Judgment on the written award may be entered and enforced in any court of competent jurisdiction. It is mutually agreed that the written decision of the arbitrator shall be valid, binding, final and non-appealable; provided however, that the parties hereto agree that the arbitrator shall not be empowered to award punitive damages against any party to such arbitration. The arbitrator shall require the non-prevailing party to pay the arbitrator's full fees and expenses or, if in the arbitrator's opinion there is no prevailing party, the arbitrator's fees and expenses will be borne equally by the parties thereto. In the event action is brought to enforce the provisions of this Agreement pursuant to this Section 14(i), the non-prevailing parties shall be required to pay the reasonable attorneys' fees and expenses of the prevailing parties, except that if in the opinion of the court or arbitrator deciding such action there is no prevailing party, each party shall pay its own attorneys' fees and expenses.

          IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be duly executed as of the date first above written.


                                   EMPLOYEE


                                   -----------------------------------
                                   Cliff Darby


                                   EMPLOYER/BUYER

Attest:                       DOOR HOLDINGS, INC.


                                   By:
-----------------------------         --------------------------------
                                   Name:
                                        ------------------------------
                                   Its:
                                       -------------------------------

                          SCHEDULE A

                            Except as otherwise provided herein, the
   capitalized terms in this Schedule shall have the same meaning as such terms have in the Employment Agreement of which this Schedule is a part.

  Bonus Plan:                 The Employee will be entitled to receive a
                              bonus based on the Company achieving certain
                              EBITDA goals. If the Company achieve's 90% of the EBITDA budget in a given year, then Employee shall be entitled to a bonus equal to 25% of Employee's base salary. For every percentage point above 90%
                              (rounded to the nearest whole percent) of the EBITDA budget in a given year, the Employee shall be entitled to an additional $1,000 in compensation. Additionally, Employee shall be entitled to a bonus equal to 5% of the excess over the EBITDA budget in a given year, with a maximum bonus equal to 150% of the Employee's salary. The table below summarizes key aspects of the plan.


           1998               Budget              Actual               Bonus
       % of Budget            EBITDA              EBITDA              Amount
  -------------------------------------------------------------------------------
           90%             $4,521,000          $4,068,900            $37,500
  -------------------------------------------------------------------------------
           92%             $4,521,000          $4,159,320            $39,500
  -------------------------------------------------------------------------------
           94%             $4,521,000          $4,249,740            $41,500
  -------------------------------------------------------------------------------
          100%             $4,521,000          $4,521,000            $47,500
  -------------------------------------------------------------------------------
          110%             $4,521,000          $4,973,100            $70,105
  -------------------------------------------------------------------------------
  -------------------------------------------------------------------------------
          1999               Budget              Actual               Bonus
       % of Budget           EBITDA              EBITDA              Amount
  -------------------------------------------------------------------------------
           90%             $4,958,000          $4,462,200            $37,500
  -------------------------------------------------------------------------------
           92%             $4,958,000          $4,561,360            $39,500
  -------------------------------------------------------------------------------
           94%             $4,958,000          $4,660,520            $41,500
  -------------------------------------------------------------------------------
          100%             $4,958,000          $4,958,000            $47,500
  -------------------------------------------------------------------------------
          110%             $4,958,000          $5,453,800            $72,290
  -------------------------------------------------------------------------------
  -------------------------------------------------------------------------------
          2000               Budget              Actual               Bonus
       % of Budget           EBITDA              EBITDA              Amount
  -------------------------------------------------------------------------------
           90%             $5,434,000          $4,890,600            $37,500
  -------------------------------------------------------------------------------
           92%             $5,434,000          $4,999,280            $39,500
  -------------------------------------------------------------------------------
           94%             $5,434,000          $5,107,960            $41,500
  -------------------------------------------------------------------------------
          100%             $5,434,000          $5,434,000            $47,500
  -------------------------------------------------------------------------------
          110%             $5,434,000          $5,977,400            $74,670
  -------------------------------------------------------------------------------
  -------------------------------------------------------------------------------

          2001               Budget              Actual               Bonus
       % of Budget           EBITDA              EBITDA              Amount
  -------------------------------------------------------------------------------
           90%             $5,841,000          $5,256,900            $37,500
  -------------------------------------------------------------------------------
           92%             $5,841,000          $5,373,720            $39,500
  -------------------------------------------------------------------------------
           94%             $5,841,000          $5,490,540            $41,500
  -------------------------------------------------------------------------------
          100%             $5,841,000          $5,841,000            $47,500
  -------------------------------------------------------------------------------
          110%             $5,841,000          $6,425,100            $76,705
  -------------------------------------------------------------------------------
  -------------------------------------------------------------------------------
          2002               Budget              Actual               Bonus
       % of Budget           EBITDA              EBITDA              Amount
  -------------------------------------------------------------------------------
           90%             $6,280,000          $5,652,000            $37,500
  -------------------------------------------------------------------------------
           92%             $6,280,000          $5,777,600            $39,500
  -------------------------------------------------------------------------------
           94%             $6,280,000          $5,903,200            $41,500
  -------------------------------------------------------------------------------
          100%             $6,280,000          $6,280,000            $47,500
  -------------------------------------------------------------------------------
          110%             $6,280,000          $6,908,000            $78,900
  -------------------------------------------------------------------------------

                              As used herein, EBITDA means earnings from operations before interest, taxes, depreciation, amortization and extraordinary gains or losses of the Company and all of its subsidiaries on a consolidated basis.

                              The bonus amount will be calculated and paid within ten (10) business days after preparation of the Company's final year-end audited financial statements prepared in respect of the relevant year.


  Benefit Plans:             The Employee will be entitled to participate in
        various benefit plans which the Board will establish for executive management.

  Purchased Common Stock:    The Employee agrees to purchase shares of common
        stock of Buyer equal in value to $550,000, at the Founder's Per
        Share Cost pursuant to a contribution to Buyer of stock of Darby with an aggregate value of $550,000. For purposes of this SCHEDULE A, Founder's Per Share Cost means the price per share paid by the investors for the common stock of Buyer purchased under the Subscription Agreement dated as of ____________ ___, 1997 among
        Buyer and such investors.

  Restricted Common Stock:   Employee will receive as of the date of this
        Agreement shares of common stock (subject to certain restrictions) equal to 2.5% of the total common stock of Buyer (calculated as of the closing of the acquisition of Darby and subject to dilution in the future) at a price of $.01 per share. These shares will be subject to forfeiture in a variety of events and may be sold only upon the happening of a Value Event.

  Stock Options:             In addition to the common stock of Buyer referred
        to above, the Employee will be entitled to participate in a stock option plan.

                              Options to purchase common stock of Buyer will, by contract, be granted to the Employee as set forth below. Options will be deemed fully vested upon the occurrence of a Value Event (as defined below). For purposes hereof, a Value Event shall be deemed to have occurred at such time as (i) Buyer sells common stock in an offering registered with the Securities and Exchange Commission which results in a Change of Control; (ii) Buyer is merged or consolidated with another corporation in a merger in which the surviving corporation has freely tradeable common stock; or (iii) substantially all of the assets of Buyer and its subsidiaries, if any, taken as a whole, are sold or otherwise transferred.


  15% Options:               The Employee will receive options to purchase an
        additional 2.5% of the total common stock of Buyer (calculated as of the closing of the acquisition of Darby and subject to dilution in the future) at the strike price equal to the Founder's Cost which escalates 15% annually.

                              These options vest over three (3) years in accordance with the following schedule:

                                           VESTING SCHEDULE

                        Anniversary of
                       the Closing Date
                       ----------------
                                 1st                 33 1/3% of shares
                                 2nd                 33 1/3% of shares
                                 3rd                 33 1/3% of shares

                                 Total               100% of shares


  30% Options:               The Employee will receive options to purchase an
        additional 5.0% of the total common stock of Buyer (calculated as of the closing of the acquisition of Darby and subject to dilution in the future) at the strike price equal to the Founder's Cost which escalates 30% annually.

                       These options vest over three (3) years in accordance with the following schedule:

                                       VESTING SCHEDULE
                           ---------------------------------------------------

                        Anniversary of
                       the Closing Date
                       ----------------
                            1st            33 1/3% of shares
                            2nd            33 1/3% of shares
                            3rd            33 1/3% of shares

                            Total            100% of shares


  Termination:                   In the event that Employee is terminated "for
        cause" or resigns, all unexercised options shall lapse and expire, and all restricted stock shall be forfeited, immediately. In the event that the Employee is no longer employed by Buyer because of the Employee's death or disability or because of termination other than "for cause," all of the Employee's options shall immediately vest and become exercisable and then expire after thirty (30) days. With regard to the restricted stock, in the event that the Employee is no longer employed by Buyer because of the Employee's death or disability or because of termination other than "for cause," such stock will continue to be held by Employee (or his beneficiaries, heirs or designees) and shall only be transferable upon the occurrence of a Value Event.

  Stock Buyback Provisions:      Buyer will have the right (and the obligation
        under certain circumstances) to repurchase any common stock of Buyer the Employee now owns or hereafter acquires as set forth in the Management Contribution and Subscription Agreement.

  Subscription Agreement:        The Employee and Buyer will enter into a
        Management Contribution and Subscription Agreement.

  Insurance:                In the event of the disability of the Employee,
        the Employee shall have the right to purchase from the Company or Buyer, as the case may be, the key man life insurance policy relating to him in exchange for the cash surrender value of such policy.